                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

CONTACTS:

AT FINANCIAL RELATIONS BOARD
Amy Cozamanis                 Laurie Berman
Investor/Analyst Contact      General Inquiries
(310) 854-8314                (310) 854-8315


                           AEHR TEST SYSTEMS REPORTS
                     THIRD QUARTER RESULTS FOR FISCAL 2005

FREMONT, CA (MARCH 24, 2005) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2005 ended February 28, 2005.

Net sales decreased slightly to $2.1 million in the third quarter of fiscal 2005, compared with $2.2 million in the third quarter of fiscal 2004. The Company's net loss narrowed to $1.2 million, or $0.16 per diluted share, in the third quarter of fiscal 2005, compared with a net loss of $1.7 million, or $0.24 per diluted share, in the same period of the prior year.

"Our level of net sales for the quarter was lower than we had anticipated. Three MAX systems, originally planned to ship in the third quarter of fiscal 2005, are now expected to ship in the current quarter," stated Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Despite our reduced net sales level, we made significant operational progress during the quarter. Importantly, we successfully completed another key milestone on our FOX(TM) full wafer contact tester development project, validating our ability to reliably test product wafers. And, after the completion of one remaining milestone, we believe we will start shipping FOX testers later this calendar year.

"During the quarter, we also received several system orders from new customers, including one for an MTX-Fp+ massively parallel memory test and burn-in system and another for a next generation MAX test during burn-in system for advanced logic devices," continued Mr. Posedel. "The next generation MAX system is part of a configurable product line that provides our customers with highly cost-effective testing and burn-in solutions for logic devices, especially those incorporating the latest built-in self-test capabilities."

In the first nine months of fiscal 2005, net sales increased 29 percent to $12.8 million, compared with $9.9 million in the first nine months of fiscal 2004. The Company's net loss in the first nine months of fiscal 2005 narrowed to $3.1 million, or $0.42 per diluted share, compared with a net loss of $3.5 million, or $0.48 per diluted share, in the same period of the prior fiscal year.

At February 28, 2005, cash, short-term investments and long-term investments were $9.4 million, compared to $11.8 million at the end of fiscal 2004. Aehr Test ended the third quarter of fiscal 2005 with no outstanding debt and shareholders' equity of $19.1 million, or $2.57 per diluted share.

                                    -more-

Aehr Test Systems Reports Third Quarter Results for Fiscal 2005
March 24, 2005
Page 2 of 4

"Orders in the third quarter of fiscal 2005 improved from the low point seen in the preceding quarter," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "Although we are maintaining a somewhat cautious outlook, we expect fourth quarter orders to continue to
improve over the level of the previous quarter.   As a result, we anticipate
solid growth in fourth quarter net sales over the quarter just reported."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, Thursday, March 24, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fiscal 2005 third quarter results. The conference call will be accessible live via the Internet at www.aehr.com. Please go to the website at least fifteen minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,000 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products as well as projections regarding Aehr Test's future financial performance. Actual results may differ materially from projected results and should not be considered as an indication of future performance. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, acceptance by customers of the FOX, MTX, MAX and DiePak technologies, acceptance by customers of products shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, each of which could adversely affect demand for Aehr Test's products in calendar year 2005. See Aehr Test's most recent 10-K and 10-Q reports and other reports from time to time filed with the Securities and Exchange Commission
(SEC) for a more detailed description of the risks facing our business and factors that could cause actual results to differ materially from projected results. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         {Financial Tables to Follow}

                                    -more-

Aehr Test Systems Reports Third Quarter Results for Fiscal 2005
March 24, 2005
Page 3 of 4

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                      (Unaudited)

                                                Three Months Ended         Nine Months Ended
                                             February 28, February 29, February 28, February 29,
                                             ------------------------- -------------------------
                                                 2005         2004         2005         2004
                                             ------------ ------------ ------------ ------------
Net sales...................................      $ 2,084       $2,166      $12,810      $ 9,928
Cost of sales...............................        1,281        1,356        9,452        6,150
                                             ------------ ------------ ------------ ------------
Gross profit................................          803          810        3,358        3,778
                                             ------------ ------------ ------------ ------------
Operating expenses:
  Selling, general and administrative.......        1,265        1,414        3,812        4,197
  Research and development..................          868        1,134        2,885        3,492
                                             ------------ ------------ ------------ ------------
    Total operating expenses................        2,133        2,548        6,697        7,689
                                             ------------ ------------ ------------ ------------
Loss from operations........................       (1,330)      (1,738)      (3,339)      (3,911)

Interest income.............................           40           36           96          306
Other income, net...........................           13           13          209          174
                                             ------------ ------------ ------------ ------------
Loss before income taxes....................       (1,277)      (1,689)      (3,034)      (3,431)

Income tax expense (benefit)................          (54)          28          112           43
                                             ------------ ------------ ------------ ------------
Net Loss....................................      $(1,223)     $(1,717)     $(3,146)     $(3,474)
                                             ============ ============ ============ ============

Net loss per share
    Basic...................................      $ (0.16)      $(0.24)     $ (0.42)     $ (0.48)
    Diluted.................................      $ (0.16)      $(0.24)     $ (0.42)     $ (0.48)

Shares used in per share calculations:
    Basic...................................        7,426        7,270        7,410        7,203
    Diluted.................................        7,426        7,270        7,410        7,203


                                              -more-

Aehr Test Systems Reports Third Quarter Results for Fiscal 2005
March 24, 2005
Page 4 of 4

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                           February 28,      May 31,
                                                               2005           2004
                                                           (Unaudited)
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 4,668        $ 4,041
  Short-term investments .............................           3,991          6,492
  Accounts receivable.................................           2,838          4,205
  Inventories ........................................           7,393          7,989
  Prepaid expenses and other .........................             510            492
                                                           -----------    -----------
      Total current assets ...........................          19,400         23,219

Property and equipment, net ..........................           1,242          1,289
Long-term investments ................................             719          1,292
Goodwill .............................................             274            274
Other assets, net ....................................             786            738
                                                           -----------    -----------
      Total assets ...................................         $22,421        $26,812
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $   479        $ 1,838
  Accrued expenses ...................................           2,011          2,100
  Deferred revenue ...................................             532            337
                                                           -----------    -----------
      Total current liabilities ......................           3,022          4,275

Deferred lease commitment ............................             339            333
                                                           -----------    -----------
      Total liabilities ..............................           3,361          4,608
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,426 and 7,389 shares at February 28, 2005
    and May 31, 2004, respectively....................              74             74
  Additional paid-in capital .........................          37,410         37,322
  Accumulated other comprehensive income..............           1,291          1,379
  Accumulated deficit ................................         (19,715)       (16,571)
                                                           -----------    -----------
      Total shareholders' equity .....................          19,060         22,204
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $22,421        $26,812
                                                           ===========    ===========

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